SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C. 20549

                    SCHEDULE 14A INFORMATION

   Proxy Statement Pursuant To Section 14(A) Of The Securities
            Exchange Act Of 1934 (Amendment No.     )


Filed by the Registrant /X/
Filed by a Party other than the Registrant / /

Check the appropriate box:
/ / Preliminary Proxy Statement
/ / Definitive Proxy Statement
/x/ Definitive Additional Materials
/ / Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

               ORANGE AND ROCKLAND UTILITIES, INC.
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        (Name of Registrant as Specified In Its Charter)


               ORANGE AND ROCKLAND UTILITIES, INC.
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           (Name of Person(s) Filing Proxy Statement)

Payment of filing fee (Check the appropriate box):
/ / $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), or
14a-6(j)(2).
/ / $500 per each party to the controversy pursuant to Exchange
Act Rule 14a-6(i)(3).
/ / Fee computed on table below per Exchange Act Rules
14a-6(i)(4) and 0-11.

(1) Title of each class of securities to which transaction applies:

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(2)  Aggregate number of securities to which transaction applies:

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(3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:/1

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(4)  Proposed maximum aggregate value of transaction:

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/ / Check box if any part of the fee is offset as provided by
Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)  Amount previously paid:

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(2)  Form, Schedule or Registration Statement No.:

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(3)  Filing party:

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(4)  Date filed:

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/1 Set forth the amount on which the filing fee is calculated and state how it was determined.

OR
ORANGE AND ROCKLAND  One Blue Hill Plaza, Pearl River, NY 10965





                              June 6, 1994



Dear Fellow Employees:

     The Annual Meeting of Shareholders of Orange and Rockland Utilities has been adjourned and will reconvene at 2:00 p.m. on June 10, 1994, at the Company's Operations Center, 75 West Route 59, Spring Valley, New York. The meeting was adjourned to provide shareholders additional time to vote their shares on proposal 2.

     Through May 11, 1994 there were still a number of employees who had not yet voted. We are now asking that all employees, as employee owners (who have a vested interest), please take the time to vote their shares. Remember: A failure to vote has the same effect as a vote against the proposal.

     In order to avoid further expense, and so that we may move forward, we ask that you please sign, date and return your proxy card. Proxies are not being solicited with respect to Proposal 1 or 3, and proxies will not be used to further adjourn the meeting.

                              On Behalf of All the Independent
                               Directors,



                              H. Kent Vanderhoef
                              Acting Chairman of the Board


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